Execution Copy

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON THE SAFE HARBOR PROVIDED BY REGULATION D AND/OR REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.

SECURITIES PURCHASE AGREEMENT

by and among

CHINDEX INTERNATIONAL, INC.
as the Company

and

INTERNATIONAL FINANCE CORPORATION
as the Purchaser

Dated:  December  10, 2007

This Securities Purchase Agreement (this “Agreement”) is dated as of December 10, 2007, by and between CHINDEX INTERNATIONAL, INC., a company organized and existing under the laws of the State of Delaware of the United States (the “Company”) and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its Member Countries (the “Purchaser”).

WHEREAS, the Company proposes to issue, and the Purchaser proposes to purchase, US$10,000,000 of the Company’s Class A Common Stock upon the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires the following terms shall have the meanings set forth below.  Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the other sections of this Agreement.

“Act” means the Securities Act of 1933, as amended.

“Affiliate” of any specified Person means:

(a)	any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b)	any other Person who is a director or executive officer of:

(1)	such specified Person,

(2)	any Subsidiary of such specified Person, or

(3)	any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person, means the direct or indirect ownership of in excess of 50% of the equity interests in such Person or the power to direct or influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning given in the recitals.

“Applicable Law” means, with respect to any Person or any property, any statute, rule, regulation, law or ordinance, writs, or any judgment, decree, injunctions or order applicable to such Person or such property.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York and Hong Kong are authorized or obligated to close.

“Charter Documents” mean, with respect to a Person, its articles of incorporation, certificate of incorporation, operating agreements, by-laws, joint venture agreement or shareholder agreement (if applicable), or other organizational documents of such Person.

“Clinics” means Beijing United Family Jianguomen Clinic, Inc. (“北京和睦家建国门诊所有限公司” in Chinese), Beijing United Family Clinic, Inc. (“北京市和睦家诊所有限责任公司” in Chinese), Shanghai United Family Clinic, Inc. (“上海和美家诊所有限公司” in Chinese).

“Closing” has the meaning given in Section 4(a).

“Closing Date” has the meaning given in Section 4(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means shares of common stock of the Company, par value $0.01 per share, divided into common stock (“Class A”) and class B common stock (“Class B”) respectively.

“Company” has the meaning given in the recitals.

“Disclosure Schedule” has the meaning given in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during periods involved.

“Governmental Authority” means any multinational, federal, state, national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, commission, board, bureau, agency, legislative or quasi-legislative body or instrumentality, arbitrator or self-regulatory organization of applicable jurisdictions.

“Group Companies” means Beijing Chindex Hospital Management Consulting Co., Ltd. (“北京美中互利医院管理咨询有限公司” in Chinese), Beijing United Family Health Center (“北京和睦家妇婴医疗保健中心” in Chinese), Shanghai United Family Hospital, Inc. (“上海和睦家医院有限公司” in Chinese), Chindex Holdings International Trade (Tianjin) Co., Ltd. (“清达互利国际贸易（天津）有限公司” in Chinese), Chindex Shanghai International Trading Company, Ltd. (“谦达国际贸易（上海）有限公司” in Chinese), Chindex (Beijing) International Trading Co., Ltd. (“美中互利（北京）国际贸易有限公司” in Chinese), the Clinics, the Company, and the Company’s other existing and future, direct and indirect, Subsidiaries.

“JPM Documents” means the Securities Purchase Agreement between the Company and Magenta Magic Limited dated November 7, 2007, the Investor Rights Agreement between the Company and Magenta Magic Limited dated November 13, 2007, the Registration Rights Agreement between the Company and Magenta Magic Limited dated November 13, 2007, the

Company’s Tranche B Convertible Notes due 2017 and the Company’s Tranche C Convertible Notes due 2017.

“Lien” means a mortgage, charge, pledge, lien, encumbrance, adverse claim, right of first refusal, hypothecation, preferential arrangement or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other attributes of ownership, or any other similar security interest or agreement.

“Material Adverse Effect” means a material adverse effect on the business, management, operations or financial condition of the Company and its Subsidiaries taken as a whole; provided that no change or effect arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) general economic conditions or changes affecting any country or market generally; (ii) conditions or fluctuations in financial markets in any jurisdiction; (iii) conditions affecting the entire medical products distribution industry or the medical services industry generally in any jurisdiction; or (iv) any action, change, effect, circumstance or condition expressly required by or in connection with this Agreement or directly or demonstrably attributable to the execution, performance or announcement of this Agreement or the transactions contemplated hereby.

“NASDAQ” means The Nasdaq Stock Market, Inc.

“Permits” means all material licenses, permits, certificates, consents, orders, approvals and other authorizations presently required or necessary from all Governmental Authorities.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“PFIC” has the meaning given in Section 6(c).

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Preferred Stock” has the meaning given in Section 5(b)(i).

“Proceeding” means an action, claim, suit or demand before or brought by any Governmental Authority.

“Purchase Price” has the meaning given in Section 3(a).

“Purchaser” has the meaning given in the recitals.

“Regulation D” has the meaning given in Section 3(b).

“Regulation S” has the meaning given in Section 3(b).

“SEC” means the Securities and Exchange Commission of the United States.

“Securities” means the Tranche A1 Shares.

“Subsidiary” means, (i) in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power or the voting stock is at the time owned or controlled, directly or indirectly, by such Person, or (ii) in respect of the Company, without prejudice to the foregoing entities under paragraph (i), any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity from time to time organized and existing under the laws of the PRC whose financial reporting is consolidated with the Company pursuant to GAAP in any audited financial statements filed by the Company with the Commission in accordance with the Exchange Act, including without limitation each Clinic.

“Tranche A1Shares” has the meaning given in Section 3(a).

“Transaction Documents” means this Agreement and the Voting Agreement, or any of them as the context may so require.

“US$” means the lawful currency of the United States from time to time.

"Voting Agreement" means the voting agreement to be entered into the holders of Class B Common Stock with respect to the approval of this transaction, in the form attached hereto as Exhibit A.

2.  Rules of Construction.

Unless the context otherwise requires:

(a)  a term has the meaning assigned to it;

(b)  “or” is not exclusive;

(c)  words in the singular include the plural, and in the plural include the singular;

(d)  all references in this Agreement to “Sections”, “Exhibits” and other subdivisions are to the designated Sections, Exhibits and subdivisions of this Agreement as originally executed;

(e)  a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate and expressly permitted under the Transaction Documents, that person’s successors and assignees or transferees;

(f)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(g)  references to a statute or statutory provision are to be construed as a reference to that statute or statutory provision as it may be amended from time to time; and

(h)  the word “knowledge” and other words of similar import used herein in respect of the Company, any of its Subsidiaries and/or any of its Affiliates, unless the context expressly states otherwise, means the actual knowledge after due inquiry of Roberta Lipson, Elyse Beth Silverberg, Lawrence Pemble and Anne Marie Moncure.

3.  Purchase and Sale of Tranche A1 Shares.

(a)  Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the Closing 359,195 shares of the Company’s Class A Common Stock (the “Tranche A1 Shares”) at a purchase price of US$27.84 per share for US$10,000,000 (“Purchase Price”).

(b)  The Purchaser understands that the Securities are being offered and sold to it in reliance on the safe harbor provided by Regulation D promulgated under the Securities Act (“Regulation D”) and/or Rules 901 through 905 under the Act (“Regulation S”) so that the registration requirements of the Act do not apply and that the Company is relying on the truth and accuracy of the representations, warranties and agreements of the Purchaser set forth in Section 7 of this agreement in relying on such safe harbor.

4.  Closing and Delivery.

(a)  Upon the terms and subject to the conditions set forth in this Agreement, the issue and sale to the Purchaser of the Tranche A1 Shares under this Agreement (the “Closing”) shall occur at the offices of Hughes Hubbard & Reed LLP, or at such other place as the Company and the Purchaser mutually agree, at or about 10:00 a.m., New York City time, on the second Business Day after all of the conditions set forth in Section 8 have been satisfied or, in the sole discretion of the Purchaser, waived or on such other time or Business Day on or prior to January 31, 2008 as may be mutually agreed upon by the Company and the Purchaser (the “Closing Date”).  At the Closing:

(i)  The Company shall

(1)  deliver to the Purchaser a share certificate or certificates duly endorsed to the Purchaser representing the number of a Tranche A1 Shares provided in Section 3(a);

(2)  have duly registered the name of the Purchaser with the Company’s transfer agent as record owner of the number of Tranche A1 Shares sold to the Purchaser; and

(3)  deliver to the Purchaser the Transaction Documents to which it is a party duly executed by  the Company.

(ii)  The Purchaser shall

(1)  deliver to the Company the purchase price in the amount of US$10,000,000 for the Tranche A1 Shares pursuant to Section 3(a) by wire transfer of immediately available funds to an account of the Company, which shall be designated by the Company at least two (2) Business Days prior to the Closing Date; and

(2)  deliver to the Company the Transaction Documents to which it is a party duly executed by  the Purchaser.

5.  Representations and Warranties of the Company.  Except as set forth in (i) the Disclosure Schedule to be made part of this Agreement (“Disclosure Schedule”) or (ii) any SEC Reports filed by the Company including the exhibits incorporated by reference since March 31, 2007 and prior to the Closing Date, which exceptions shall be deemed part of the representations and warranties made hereunder, the Company represents and warrants to the Purchaser the following as of the date of this Agreement, and such representations and warranties shall be deemed to also be made as of the Closing Date (if different from the date of this Agreement), provided that each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date on which such representation or warranty is deemed to be made (except that, for the avoidance of doubt, any representation or warranty that is expressed to be made by reference to the facts and circumstances existing as at a specific date shall be made by reference to the facts and circumstances existing as at such specific date);

(a)  Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted.  Each Group Company is duly  organized, validly existing and in good standing under the laws of the jurisdiction(s) where it is organized and/or conducts its business, and has full corporate power and authority to conduct its business as currently conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect.  The Charter Documents of each of the Subsidiaries organized and existing under the PRC laws are valid and have been duly approved or registered (as required) by competent PRC Governmental Authorities.

(b)  Capitalization and Voting Rights.  All of the issued and outstanding shares of the Company’s capital stock as of the Closing are duly authorized, validly issued, fully paid and non-assessable, were issued in accordance with the registration or qualification provisions of the Act, if applicable, and any relevant “blue sky” laws of the United States, if applicable, or pursuant to valid exemptions therefrom and were issued in compliance with other applicable laws (including, without limitation, applicable PRC or Delaware laws, rules and regulations) and are not subject to any rescission right or put right on the part of the holder thereof nor does any holder thereof have the right to require the Company to repurchase such capital stock. The authorized capital stock of the Company consists of shares of stock of all classes.

(i)  The authorized capital stock is divided into 28,700,000 shares of Common Stock, $0.01 par value per share, including 3,200,000 shares designated as Class B Common Stock, and 500,000 shares of Preferred Stock, $0.01 par value per share (the

“Preferred Stock”).  As of the date hereof, there were 7,049,437 shares of Class A Common Stock issued and outstanding, 775,000 shares of Class B Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.  As of September 30, 2007, the Company (x) had reserved a sufficient number of shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s 1994 Stock Option Plan, 2004 Stock Incentive Plan and 2007 Stock Incentive Plan, of which approximately 321,334 shares of Class A Common Stock are subject to outstanding, unexercised options as of such date and (y) has issued and outstanding warrants to purchase an aggregate of 430,559 shares of Common Stock of the Company pursuant to the 2004 and 2005 Securities Purchase Agreements as filed in the related SEC Reports.  Other than as set forth above or as contemplated in the SEC Reports or this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which any Group Company is a party or by which either any Group Company is bound or obligating any Group Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of such Group Company or obligating such Group Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(ii)  Voting and Other Agreements.  Except for the Voting Agreement and the JPM Documents, the Company is not a party to any agreement, written or oral, and there is no agreement, written or oral, with any Person that requires (x) the voting or giving of written consents with respect to any security of the Company (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements) or the voting by a director of the Company, (y) the sale, transfer or other disposition with respect to any security of the Company or (z) any restrictions with respect to the issuance or sale of any of the Securities or the consummation of the transactions contemplated under the Transaction Documents.

(c)  Issuance of Tranche A1 Shares.  The issuance of the Tranche A1 Shares has been duly and validly authorized by all necessary corporate and stockholder action, and the Tranche A1 Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Class A Common Stock, free from all Liens and free of any restrictions on transfer other than contemplated by the Transaction Documents and Applicable Law.

(d)  Authorization; Enforceability.  The Company has all requisite corporate right, power and authority to enter into each Transaction Document and to consummate the transactions contemplated thereby. Each Transaction Document has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a Proceeding in equity or at law). Except for the JPM Documents, there are no preemptive rights or rights of first refusal on behalf of any Person applicable to the issuance of any of the Securities.

(e)  No Conflict; Governmental and Other Consents.

(i)  The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in the violation of any Applicable Law or of any provision of the Certificate of Incorporation or Bylaws, each as amended to date, of the Company or any of the Group Companies, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company, or any of the Group Company, is a party or by which it is bound or to which any of its properties or assets is subject, except for the JPM Documents, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company, or any of the Group Company except to the extent that any such violation conflict or breach would not be reasonably likely to have a Material Adverse Effect.  Except for the JPM Documents, no holder of any securities of the Company or any of its Subsidiaries has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a registration statement pursuant to the Act and the rules and regulations promulgated thereunder.

(ii)  No consent, approval, authorization or other order of any Governmental Authority or other third-party, except under the JPM Documents,  is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities hereunder, except such post-Closing filings as may be required to be made with the Commission, NASDAQ and with any state or foreign blue sky or securities regulatory authority and the draft notice(s) filed under the NASDAQ Marketplace Rule 4310, which is not in strict compliance with the notice period requirements under Rule 4310.

(f)  Accuracy of Reports.  All reports required to be filed by the Company within the two years prior to the date of this Agreement (the “SEC Reports”) under the Exchange Act have been filed with the Commission, complied at the time of filing in all material respects with the requirements of their respective forms except for the absence of the 2005 IFC Facility from the exhibit of the relevant SEC Reports and, except to the extent amended, updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(g)  Sarbanes-Oxley Act of 2002.  The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder.

(h)  Compliance with NASDAQ Listing Requirements. The Company is in compliance in all material respects with all currently effective NASDAQ continued listing requirements and corporate governance requirements as applied to the Company, except for the draft notice filed under the NASDAQ Marketplace Rule 4310, which is not in strict compliance with the notice period requirements under Rule 4310.  The Company’s Class A Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on NASDAQ, trading in the Class A Common Stock has not been suspended, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Class A Common Stock under the Exchange Act or de-listing the Class A Common Stock from NASDAQ.

(i)  No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers herein, no registration of the Securities under the Act is required in connection with the offer and sale of the Securities by the Company to the Purchasers as contemplated by this Agreement.

(j)  No Stabilization.  The Company has not and, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of the Group Companies to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Tranche A1 Shares or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Group Companies.

6.  Covenants of the Company.

The Company hereby covenants and agrees, and to the extent permitted by the Applicable Law, agrees to cause each of other Group Companies to undertake:

(a)  During the 90-days period commencing on the date hereof and prior to making any public disclosure or filings as may be required by Applicable Laws with respect to any of the Transaction Documents and the transactions contemplated hereby and thereby, to provide the Purchaser and its counsel with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any comments received by the Purchaser or its counsel.

(b)  To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the initial issuance of the Tranche A1 Shares or the sale thereof to the Purchaser.

(c)  During the five-year period commencing on the date hereof, the Company will use its commercially reasonable efforts not to become, and cause its Subsidiaries not to become, a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986 (“PFIC”).  If the Company has knowledge that it or any of its Subsidiaries has become a PFIC, the Company will promptly notify the Purchaser and provide all information relating to the Company reasonably requested by the Purchaser that is necessary for it to make a qualified electing fund (QEF) election.

7.  Purchaser’s Representations, Warranties and Agreements.

(A)             The Purchaser represents and warrants to the Company that:

(a)  The Purchaser is duly organized and validly existing under its formation documents.

(b)  The Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a Proceeding in equity or at law).

(c)  The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Purchaser is bound.  No consent, approval, authorization or other order of any Governmental Authority or other third-party is required to be obtained by the Purchaser in connection with the authorization, execution and delivery of this Agreement.

(d)  Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold the Company harmless from any such payment alleged to be due by or through Purchaser as a result of the action of Purchaser or its officers or agents.

(e)  The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities.

(f)  The Purchaser is not a “U.S. Person” (as defined in Rule 902 of Regulation S) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.  The Purchaser is not acquiring the Securities for the account or benefit of any U.S. Persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto.

(g)  The Purchaser did not become aware of the Company or the Securities through any form of “directed selling efforts” (as defined in Rule 902 of Regulation S), general solicitation or general advertising in violation of the Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

(h)  The Purchaser is acquiring the Tranche A1 Shares for its own account and not with a view to the immediate resale or distribution thereof and has no present intention of immediately selling or otherwise distributing such shares.  The Purchaser is an international organization established by Articles of Agreement among its Member Countries, and an “accredited investor” as such term is defined in Regulation D.

(B)             The Purchaser agrees with the Company as follows:

(a)             The Purchaser acknowledges that the Tranche A1 Shares are “restricted securities” as defined in Rule 144 under the Act.

 (b)             The Purchaser and the Company agree that the Company will refuse to register any transfer to the Tranche A1 Shares not made in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(c)             The Purchaser agrees to resell the Tranche A1 Shares only in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

(d)             The Purchaser acknowledges and agrees that all certificates representing the Tranche A1 Shares will be endorsed with the following legend in accordance with Regulations S under the Act:

“THE SECURITIES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON THE SAFE HARBOR PROVIDED BY REGULATION D AND/OR REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.”

(e)             The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Securities set forth in this Agreement.

8.  Conditions Precedent to the Obligation of the Purchaser to Purchasethe Tranche A1 Shares.

The Purchaser’s obligation to consummate the transactions as contemplated under this Agreement is subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions, to the extent applicable:

(a)  All the representations and warranties regarding all Group Companies contained in each Transaction Document shall be true and correct in all material respects as of the date hereof and at the Closing Date.  The Company shall have performed, satisfied and complied with, in all material respects to the Purchaser’s satisfaction in its sole discretion, all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Closing.

(b)  No injunction, restraining order or order of similar nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the transactions contemplated under the Transaction Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company, be pending or threatened as of the Closing Date.

(c)  No action shall have been taken by any Governmental Authority and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the transactions contemplated under the Transaction Documents.

(d)  The Company shall have obtained any and all approvals, consents and waivers necessary for the consummation of the transactions contemplated under the Transaction Documents as of Closing in accordance with the terms hereof, including, but not limited to, all applicable Permits, authorizations, approvals or consents of any Governmental Authority and the shareholders’ approval required under NASDAQ Marketplace Rule 4350(i)(1)(D).

(e)  The Purchaser shall have received on the Closing Date:

(1)  a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company on behalf of the Company to the effect that (w) the representations and warranties set forth in Section 5 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, except for those representations and warranties that speak as of a specified date, which shall be true and correct in all material respects on and as of such date, (x) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing, and (y) the sale of any of the Tranche A1 Shares has not been enjoined (temporarily or permanently);

(2)  a certificate dated the Closing Date, signed by the Secretary of the Company, including specimen signatures of those officers of the Company authorized to sign the Transaction Documents, to which the Company is a party, on behalf of the Company, attaching true, complete and up to date copies of the certificate of incorporation and by-laws of the Company, and attaching the certificate of good standing of the Company;

(3)  the opinion of Hughes Hubbard & Reed LLP, U.S. counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit B; and

(4)  a release and waiver, signed by JPMorgan Chase & Co., in the form attached hereto as Exhibit D.

(5)           payment by wire transfer of immediately available funds of  all fees, expenses, and disbursement of legal counsel to the Purchaser in an aggregate amount not exceeding $25,000 to the account designated by such counsel.

(6)           an executed copy of the Voting Agreement signed by all holders of Class B Common Stock.

(f)  Prior to the Closing Date, there has been no change that would have resulted, or would be reasonably expected to result, in a Material Adverse Effect.

(g)  Each of the Transaction Documents shall have been executed and delivered by all parties thereto other than the Purchaser, and the Purchaser shall have received a fully executed original (or clearly legible facsimile copy) of each Transaction Document.

(h)  None of the other parties to any of the Transaction Documents shall be in breach or default under their respective obligations thereunder.

9.  Termination.

(a)  The Purchaser may unilaterally terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(i)  at any time after January 31, 2008 if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the Purchaser; provided, however, that the Company may by written notice to the Purchaser delivered on or before such date extend such date until February 28, 2008 if the failure of the Closing to have occurred on or before January 31, 2008 shall have resulted from the failure of the condition set forth in Section 8(d); provided, further, that the Purchaser may terminate this Agreement by written notice to the Company on or after February 5, 2008 until the date on which any shareholder approvals required under Section 8(d) are obtained;

(ii)  the failure of  Company to satisfy the conditions contained in Section 8 on or prior to the Closing Date; or

(iii)  suspension of trading in the Class A Common Stock by NASDAQ or the suspension or limitation of trading generally in securities on any national securities exchange (as defined in the Securities Exchange Act of 1934) or any setting of limitations on prices for securities on such exchange.

(b)   The Company may terminate this Agreement at any time prior to the Closing Date by written notice to the Purchaser at any time after January 31, 2008 if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the Company; provided, however, that the Purchaser may by written notice to the Company delivered on or before such date extend such date until February 28, 2008 if the failure of the Closing to have occurred on or before January 31, 2008 shall have resulted from the failure of the condition set forth in Section 8(d).

10.  Survival of Representations and Indemnities.  The representations and warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect, and will survive indefinitely.

11.  Substitution of Purchaser.  The Purchaser shall have the right to substitute any one of its Affiliates in the financial service industry as the purchaser of the Tranche A1 Shares by written notice to the Company, which notice shall be signed by both the Purchaser and such Affiliate and delivered to the Company at least three Business Days prior to the Closing, and shall contain such Affiliate’s agreement to be bound by this Agreement and a confirmation by such Affiliate of the accuracy with respect to it of the representations and warranties set forth in Section 7.  Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such Affiliate in lieu of the original Purchaser.  In the event that such Affiliate is so substituted as the purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Tranche A1 Shares then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original Purchaser, and the original Purchaser shall have all the rights of an original holder of the Tranche A1 Shares under this Agreement.

12.  Miscellaneous.

(a)  Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Chindex International, Inc., 4340 East West Highway, Bethesda, Maryland 20814, Fax: (310) 215-7777, Attention: Chief Executive Officer, with a copy to Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York, Fax: (212) 422-4726, Attention: Gary J. Simon; and (ii) if to the Purchaser, to: International Finance Corporation, 2121 Pennsylvania Avenue, NW, Washington, DC 20433, Fax: (202) 522-3743, Attention: Guy Ellena, Director, Health and Education Department, with a copy to Morrison & Foerster LLP, at Suite 3501, Bund Centre, Yan An East Road No. 222, Shanghai, People’s Republic of China 200002 Fax: +86 (21) 6335-2290, Attention: Charles C. Comey, Esq.

(b)  This Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto as and to the extent provided in this Agreement, and no other Person shall acquire or have any right under or by virtue of this Agreement.

(c)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(d)  The parties hereto each hereby waive (i) any right to trial by jury in any action, Proceeding or counterclaim arising out of or relating to this Agreement, and (ii) any objection which it may now or hereafter have to (A) the laying of venue of any suit, action or Proceeding arising out of or based upon this Agreement or the transactions contemplated hereby in any State or U.S. federal court in The City of New York and County of New York, and (B) the jurisdiction of such courts in any such suit, action or Proceeding. This clause 12 (d) constitutes a waiver of the Purchaser’s immunity under Article VI, Section 3 of the Purchaser’s Articles of Agreement (but only to the extent provided in this clause 12 (d)) that no action may be brought against the Purchaser except in a court of competent jurisdiction. Notwithstanding anything to the contrary, this clause 12(d) does not constitute a waiver or relinquishment before any authority or court of law of any of is other privileges and immunities set forth in the Purchaser’s Articles of Agreement, including without limitation (i) the immunity of all of the assets of the Purchaser from all forms of seizure, attachment or execution before the delivery of final judgment against the Purchaser, (ii) the immunity of all of the assets of the Purchaser from search, requisition, confiscation, expropriation or any other forms of seizure by executive or legislative action, (iii) the inviolability of the Purchaser’s archives and (iv) the freedom of the Purchaser’s assets from restrictions of any nature.

(e)  No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(f)  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(g)  The headings in this Agreement are for convenience of reference only and shall not constitute part of this Agreement nor limit or otherwise affect the meaning of any provision of this Agreement.

(h)  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case to the extent permitted by Applicable Law, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, to the extent permitted by Applicable Law.

(i)  This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first written above.

CHINDEX INTERNATIONAL, INC.

By:	/s/ Roberta Lipson
Name: Roberta Lipson
Title: Chief Executive Officer and President

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Guy Ellena
Name: Guy Ellena
Title: Director, Health and Education Department

Signature Page to Purchase Agreement